EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CSI COMPRESSCO LP
ANNOUNCES FIRST QUARTER 2016 RESULTS

Midland, Texas (May 6, 2016) - CSI Compressco LP (CSI Compressco or the Partnership) (NASDAQ: CCLP) today announced first quarter 2016 consolidated results. Adjusted EBITDA for the first quarter of 2016 was $25.4 million, with a net loss of $105.3 million inclusive of $100.2 million of non-cash charges for goodwill impairment and asset impairment. This compares to Adjusted EBITDA and net income of $32.1 million and $1.8 million, respectively, during the first quarter of 2015. Distributable cash flow for the quarter ended March 31, 2016 was $14.2 million (Adjusted EBITDA, distributable cash flow, distribution coverage ratio, and free cash flow are non-GAAP financial measures that are defined and reconciled to the nearest GAAP financial measure on Schedules B and C in this press release).

Highlights of the first quarter 2016 results include:

•	First quarter Adjusted EBITDA of $25.4 million

•	First quarter free cash flow of $13.7 million

•	First quarter cash distribution of $0.3775 per unit

•	First quarter distribution coverage ratio of 1.11x

•	Continued reduction in operating expenses

	Three Months Ended		2016 vs. 2015
	March 31, 2016	March 31, 2015
	(In Thousands, Except Ratios, Per unit Data, and Percentages)
Adjusted EBITDA(1)	$25,442	$32,080	(21)%
Distributable cash flow(1)	$14,232	$21,392	(33)%
Cash distribution per unit annualized	$1.51	$1.98	(24)%
Distribution coverage ratio(1)	1.11x	1.25x	—%
Fleet capital expenditures	$436	$37,158	(99)%
Free cash flow(1)	$13,742	$(4,677)	394%
(1) Non-GAAP financial measures reconciled to the nearest GAAP number on Schedules B and C.

Consolidated revenues for the quarter ended March 31, 2016 were $81.7 million compared to $102.9 million in the first quarter of 2015. Loss before tax for the quarter ended March 31, 2016 was $(104.7) million compared to income before tax of $2.4 million for the first quarter of 2015. Results of operations for the first quarter of 2016 compared to the first quarter of 2015 include the following non-cash charges: $92.3 million of goodwill impairment charges and $7.9 million of impairment charges for intangible assets.

As of March 31, 2016 compression services fleet horsepower totaled 1,130,674 horsepower. As of that date, the fleet utilization rate was 77.2%. We define the fleet utilization rate as the aggregate compressor package horsepower in service divided by the aggregate compressor package fleet horsepower as of a given date.

Unaudited results of operations for the three month period ended March 31, 2016 compared to the prior year period are presented in the accompanying financial tables.

Timothy A. Knox, President of CSI Compressco, commented, “As was the case in the fourth quarter of 2015, we were free cash flow positive both pre and post-distribution for the first quarter of 2016. In the first quarter we had free cash flow of $14 million before the quarterly distribution and $1 million after the distribution. Our focus on costs throughout the past eighteen months of industry downturn combined with a sharp reduction in capital spending has allowed us to operate the business while decreasing debt in a bearish market. The market price at which our units traded at the end of the first quarter was down 46% from where they were trading at the end of 2015, which contributed to a $100 million impairment of goodwill and long-lived assets, which has the effect of taking goodwill off of our balance sheet for future quarters.

“In February we launched our planned project to migrate the business to TETRA’s Oracle JD Edwards EnterpriseOne and Sales Force integrated applications suites. Our management and subject matter experts have engaged with our IT group and external resources to define the needs and to build the processes that will allow for a robust, efficient, and easily auditable operating system that we believe will provide us opportunities to further streamline operations and reduce costs.

“We previously announced 2016 capital expenditure plans between $20 million and $30 million. We can now narrow this to the lower end of that range, $20 million to $25 million, with $12 million forecast for maintenance capital, $5 million directed at the EnterpriseOne implementation, and up to $8 million in other growth activities. With the continued poor product and service pricing environment and supply/demand imbalance, we maintain our 2016 focus on maximizing the utilization of our existing compression services fleet and applying operating cash flows to reduce debt.”

As of March 31, 2016, the Company had $234 million outstanding on its $400 million revolving credit facility and was in compliance with all of the applicable financial covenants. However, while this is still being evaluated, it is reasonably possible that, due to current market conditions, we will not be in compliance with one of these financial covenants as of September 30, 2016. In light of this and in anticipation of a prolonged downturn and as our customers continue to defer expenditures, we have initiated and are in advanced discussions with our bank group to amend these financial covenants and otherwise amend our credit facility to provide us the flexibility required to operate in today’s challenging environment. We anticipate that we will be able to close on these amendments by the end of May.

Conference Call

CSI Compressco will host a conference call to discuss first quarter 2016 results today, May 6, 2016, at 10:30 am Eastern Time. The phone number for the call is 866/374-8397. The conference will also be available by live audio webcast and may be accessed through the CSI Compressco website at www.compressco.com.

First Quarter 2016 Distribution

On April 19, 2016, CSI Compressco announced that the board of directors of its general partner declared a cash distribution attributable to the first quarter of 2016 of $0.3775 per outstanding unit, which will be paid on May 13, 2016 to unitholders of record as of the close of business on April 29, 2016. The distribution coverage ratio (which is a Non-GAAP Financial Measure defined and reconciled to the closest GAAP financial measure below) for the first quarter of 2016 was 1.11x.

CSI Compressco Overview

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage. CSI Compressco’s compression and related services business includes a fleet of over 6,000 compressor packages providing in excess of 1.1 million in aggregate horsepower, utilizing a full spectrum of low-, medium-, and high-horsepower engines. CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression services in Mexico. CSI Compressco’s equipment sales business includes the fabrication and sale of standard compressor packages, custom-designed compressor packages, and oilfield fluid pump systems designed and fabricated primarily at our facility in Midland, Texas. CSI Compressco’s aftermarket business provides compressor package reconfiguration and maintenance services as well as the sale of compressor package parts and components manufactured by third-party suppliers. CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, mid-stream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States as well as in a number of foreign countries, including Mexico, Canada, and Argentina. CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP Inc. Forward-looking statements in this press release are identifiable by the use of the following words and other similar words: “anticipates”, “assumes”, “believes”, “budgets”, “could”, “estimates”, “expects”,

“forecasts”, “goal”, “intends”, “may”, “might”, “plans”, “predicts”, “projects”, “schedules”, “seeks”, “should, “targets”, “will” and “would”. These forward-looking statements include statements, other than statements of historical fact, concerning CSI Compressco’s strategy, future operations, financial position, estimated revenues, negotiations with our bank lenders, projected costs and other statements regarding CSI Compressco’s beliefs, expectations, plans, prospects, and other future events and performance. Such forward-looking statements reflect our current views with respect to future events and financial performance and are based on assumptions that we believe to be reasonable but such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: economic and operating conditions that are outside of our control, including the supply, demand, and prices of crude oil and natural gas; the levels of competition we encounter; the activity levels of our customers; the availability of adequate sources of capital to us; our ability to comply with contractual obligations, including those under our financing arrangements; our operational performance; the loss of our management; risks related to acquisitions and our growth strategy, including our 2014 acquisition of Compressor Systems, Inc.; the availability of raw materials and labor at reasonable prices; risks related to our foreign operations; the effect and results of litigation, regulatory matters, settlements, audits, assessments, and contingencies; risks associated with a material weakness in our internal control over financial reporting and the consequences we may encounter if we are unable to remediate that material weakness or if we identify other material weaknesses in the future; information technology risks, including the risk of cyberattack; and other risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov. The risks and uncertainties referred to above are generally beyond our ability to control and we cannot predict all the risks and uncertainties that could cause our actual results to differ from those indicated by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material. All subsequent written and oral forward-looking statements made by or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.

Schedule A - Income Statement

Results of operations (unaudited)
	Three Months Ended March 31,
	2016	2015
	(In Thousands, Except per Unit Amounts)
Revenues
Compression and related services	$62,411	$75,288
Aftermarket services	8,587	14,253
Equipment sales	10,694	13,348
Total revenues	81,692	102,889

Cost of revenues (excluding depreciation and amortization expense)
Cost of compression and related services	31,805	36,978
Cost of aftermarket services	6,618	11,879
Cost of equipment sales	9,953	11,250
Total cost of revenues	48,376	60,107

Depreciation and amortization	18,452	19,988
Impairments of long-lived assets	7,866	—
Selling, general, and administrative expense	10,230	11,249
Goodwill impairment	92,334	—
Interest expense, net	8,802	8,602
Other expense, net	288	543
Income (loss) before income tax provision	(104,656)	2,400
Provision (benefit) for income taxes	693	592
Net income (loss)	$(105,349)	$1,808

Net income (loss) per diluted common unit	$(3.11)	$0.04

Reconciliation of Non-GAAP Financial Measures

The Partnership includes in this release the non-GAAP financial measures Adjusted EBITDA, distributable cash flow, distribution coverage ratio, and free cash flow. Adjusted EBITDA is used as a supplemental financial measure by the Partnership's management to:

•	assess the Partnership's ability to generate available cash sufficient to make distributions to the Partnership's unitholders and general partner;

•	evaluate the financial performance of its assets without regard to financing methods, capital structure or historical cost basis;

•	measure operating performance and return on capital as compared to those of our competitors;

•	determine the Partnership's ability to incur and service debt and fund capital expenditures; and

•	approximate the financial performance measure used in the Partnership’s bank credit facility financial covenant.

The Partnership defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and before non-cash charges for impairments and non-cash costs of compressors sold, and excluding equity compensation, transaction costs, and severance.

Distributable cash flow is used as a supplemental financial measure by the Partnership's management as it provides important information relating to the relationship between our financial operating performance and our cash distribution capability. Additionally, the Partnership uses distributable cash flow in setting forward expectations and in communications with the board of directors of our general partner. The Partnership defines distributable cash flow as

Adjusted EBITDA less current income tax expense, maintenance capital expenditures, interest expense and severance, plus amortization of finance costs.

The Partnership believes that the distribution coverage ratio provides important information relating to the relationship between the Partnership’s financial operating performance and its cash distribution capability. The Partnership defines the distribution coverage ratio as the ratio of distributable cash flow to the total quarterly distribution payable, which includes, as applicable, distributions payable on all outstanding common units, the general partner interest, and the general partner’s incentive distribution rights.

The Partnership defines free cash flow as cash from operations less capital expenditures, net of sales proceeds. Management primarily uses this metric to assess our ability to retire debt, evaluate our capacity to further invest and grow, and measure our performance as compared to our peer group of companies.

These non-GAAP financial measures should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to Adjusted EBITDA, distributable cash flow, free cash flow or other similarly titled measures of other entities, as other entities may not calculate these non-GAAP financial measures in the same manner as CSI Compressco. Management compensates for the limitation of these non-GAAP financial measures as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into management's decision making process. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that CSI Compressco has available for distributions or that the Partnership plans to distribute for a given period, nor should they be equated to available cash as defined in the Partnership's partnership agreement.

The following table reconciles net income (loss) to Adjusted EBITDA, distributable cash flow and distribution coverage ratio for the three month periods ended March 31, 2016 and March 31, 2015:

Schedule B - Reconciliation of Net Income to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio

Results of Operations (unaudited)	Three Months Ended March 31,
	2016	2015
	(In Thousands, Except Ratios)
Net income (loss)	$(105,349)	$1,808
Interest expense, net	8,802	8,602
Provision for income taxes	693	592
Depreciation and amortization	18,452	19,988
Impairments of long-lived assets	7,866	—
Goodwill impairment	92,334	—
Non-cash cost of compressors sold	1,765	206
Equity compensation	636	477
CSI acquisition costs	—	208
Severance	243	199
Adjusted EBITDA	$25,442	$32,080

Less:
Current income tax expense	$548	$412
Maintenance capital expenditures	2,313	$2,171
Interest expense	8,802	$8,602
Severance	243	$199

Plus:
Amortization of finance costs included in interest expense	$696	$696
Distributable cash flow	$14,232	$21,392

Cash distribution attributable to period	$12,784	$17,051

Distribution coverage ratio	1.11x	1.25x

The following table reconciles cash from operations to free cash flow for the three month periods ended March 31, 2016 and March 31, 2015:

Schedule C - Reconciliation of Cash From Operations to Free Cash Flow

Results of Operations (unaudited)	Three Months Ended
	March 31, 2016	March 31, 2015
	(In Thousands)
Cash from operations	$15,095	$32,481
Capital expenditures, net of sales proceeds	(1,353)	(37,158)
Free cash flow	$13,742	$(4,677)

Contact:
CSI Compressco LP, Midland, Texas
Timothy A. Knox, 432/563-1170
Fax: 432/561-9732
www.compressco.com